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                                                                  EXHIBIT (i)(2)

            [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

                               September 28, 2004

Van Kampen Reserve Fund
1221 Avenue of the Americas
New York, New York 10020

                 Re:  Post-Effective Amendment No. 47 to the
                      Registration Statement on Form N-1A
                      for the Van Kampen Reserve Fund
                      (the "Registration Statement")
                      (File Nos. 2-50870 and 811-2482)
                      --------------------------------------

     We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                            Very truly yours,

                                            /s/ SKADDEN, ARPS, SLATE,
                                            MEAGHER & FLOM LLP